Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-145525 of our report dated September 25, 2007 relating to the balance sheet of Chimera Investment Corporation appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

September 25, 2007